U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Sport Show Promotions, Inc.,
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Nevada                             3949                          74-3004552
------                             ----                          ----------
(State or other         Primary Standard Industrial          (I.R.S. Employer
jurisdiction of         Classification Code Number)          Identification No.)
incorporation or
organization)


2390 Crocus Drive N, Mandan, North Dakota                             58554
-----------------------------------------                             -----
(Address of registrant's  principal executive office^              (Zip Code)
and principal place of business)



                                 (701) 663-1302
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
                             ----------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
=============================== ======================== ==================== ======================= ===============
         Title of each class            Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                to be             offering price           aggregate          registration
          to be registered            registered              per share           offering price           fee
------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value         20,000,000               $0.025                $500,000             $46.00
=============================== ======================== ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                          Sport Show Promotions, Inc.,
                              a Nevada corporation

                        20,000,000 Shares of Common Stock


         We are offering for sale 20,000,000 shares of our common stock in a self-underwritten offering directly to the public. The purchase price is $0.025 per share. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $500,000. There is no minimum amount of shares required to be sold in this offering. The funds from this offering will not be placed in an escrow, trust or similar account. We may receive less than $500,000 if all of the offered shares are not purchased.


         This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement. ^

--------------------- ---------------------- -------------------- --------------
 Title of securities     Number of offered       Offering price      Proceeds
    to be offered             shares                per share
--------------------- ---------------------- -------------------- --------------
     Common Stock           20,000,000               $0.025          $500,000
--------------------- ---------------------- -------------------- --------------

         See "Risk Factors" on Pages 4 to 8 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               The date of this prospectus is October 18, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ..........................................................4
Risk Factors.................................................................5
Forward Looking Statements...................................................9
Use of Proceeds.............................................................10
Determination of Offering Price.............................................10
Dilution....................................................................11
Selling Security Holders....................................................11
Plan of Distribution........................................................11
Legal Proceedings...........................................................12
Directors, Executive Officers, Promoters and Control Persons................12
Security Ownership of Certain Beneficial Owners and Management..............13
Description of Securities...................................................14
Interest of Named Experts and Counsel.......................................14
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities..................................................14
Organization Within Last Five Years.........................................15
Description of Business.....................................................15
Management's Discussion and Analysis of Financial Condition
and Results of Operations...................................................20
Description of Property.....................................................21
Certain Relationships and Related Transactions....................        ..22
Market for Common Equity and Related Stockholder Matters....................22
Executive Compensation .....................................................23
Financial Statements........................................................24
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure....................................................24
Legal Matters...............................................................24
Experts.....................................................................24
Additional Information......................................................24
Indemnification of Directors and Officers...................................24
Other Expenses of Issuance and Distribution.................................25
Recent Sales of Unregistered Securities.....................................25
Exhibits....................................................................25
Undertakings................................................................26
Signatures..................................................................28
Power of Attorney...........................................................29

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 2390 Crocus
                                   Drive N, Mandan, North Dakota, 58554; our telephone number is (701) 663-1302.

                                   We are a development stage company. Our
                                   planned business activities include the
                                   distribution and sale of hunting and fishing products and accessories at discounted prices to customers who attend sport shows. We anticipate that we will design and develop a website that will showcase many of our fishing and hunting products. We also intend to establish a physical presence at local and regional sport shows for the anglers and hunters of the upper Midwest. We also anticipate that our website will provide connecting links to other websites, which will offer customers access to fishing reports, fishing articles, professional tips, and hunting information.

Summary financial                  The summary financial information set forth
information:                       below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.


    Income Statement         For the period from         For the six-month
                                 inception                  Period ended
                              (June 5, 2001)               June 30, 2002
                            to December 31, 2001


                                    $                             $
Revenues                            0                             0
Net Income (Loss)                (6,164)                        (888)
Net Income (Loss) Per Share      (0.00)                         (0.00)




    Balance Sheet           December 31, 2001             June 30, 2002
                                   $                             $
Total Assets                     1,670                         1,030
Total Current Liabilities        5,134                          382
Total Long Term Liabilities      5,000                         5,000
Shareholders' Equity (Deficit)  (3,464)                       (4,352)




Our state of organization:       We were incorporated in Nevada on June 5, 2001.

Number of shares being offered:  We are offering for sale 20,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding     2,700,000 shares of our common stock are
after the offering:              currently issued and outstanding. If all the
                                 offered shares are sold, 22,700,000 shares of our common stock will be issued and outstanding after the offering.

Estimated use of                 We will receive $500,000 if all of the
Proceeds:                        offered shares are sold. We intend to use any
                                 proceeds from such sale for website
                                 development, inventory, marketing expenses and for working capital.

                               RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We may not be able to implement our business strategy unless we raise sufficient funds in this offering, which could, in turn, prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds from this offering to complete development of our website, or to provide us with adequate cash flow to fund our planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our ability to complete development of our website. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment. If we are unable to raise sufficient funds in this offering, our ability to generate revenues will be harmed.

We have a limited operating history upon which an evaluation of our prospects can be made; therefore, an investment in us should be considered extremely speculative and should not be made by anyone who is not in a position to lose their entire investment.

We were incorporated in June 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties that are frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues; therefore, an investment in us must be considered extremely speculative and should not be made by anyone who is not in a position to lose their entire investment.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future which could cause the value of our common stock to decrease significantly.


From our inception on June 5, 2001, to June 30, 2002, our losses were approximately $7,052. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to realize our business objectives and achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. Extended periods of losses would likely decrease the value of our stock and harm our ability to raise revenues and operate profitably.


We may need to raise additional capital to market our products. Our failure to raise additional capital will limit any proposed marketing activities.

To market our fishing and hunting related products and accessories, we may be required to raise funds in addition to the funds we hope to raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our products. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our marketing activities. If we are not able to fund our planned marketing efforts, our ability to generate interest in our proposed products and services will be harmed. As a result, our ability to sell our proposed products will be harmed resulting in a diminished capacity to operate profitably.

If we do not expand the markets within which we offer our products and fail to further develop our website, our business may fail.

Until our website is fully developed and functional, our only potential source of revenue is selling fishing and hunting related products and accessories at sport shows attended by outdoor enthusiasts in North Dakota. We intend to sell our products on our proposed website. We also intend to expand our sales to customers at sport shows in other midwestern states other than North Dakota. There is no guaranty we will be able to expand our operations, however. We must expand the markets in which we offer our products and continue to develop our website to facilitate and promote online sales. In order to operate profitably, we must also develop other sources of revenue. Demand and market acceptance for our products is uncertain and may not increase as necessary for our business to increase or succeed.

If there is a decrease in the purchase of products over the Internet or if our website fails to attract a sufficient number of visitors, our ability to earn revenues will be harmed.

The use of the Internet to purchase hunting and fishing related products, particularly by individuals that have historically relied on traditional methods of buying such products, requires the acceptance of a new method of shopping for those goods. We cannot be sure that fishing and hunting enthusiasts will use our services. If either the Internet generally and, in particular, our website, fails to develop or develop more slowly than we expect, we may not generate revenues and our business may fail.

(material omitted)


We will depend on independent suppliers for our hunting and fishing related accessories and equipment and an interruption in those services coupled with our inability to arrange for alternate sources of such services will harm our ability to earn revenues.

We will not manufacture the products we propose to sell, but plan to obtain them from third parties. Because sales of our hunting and fishing related accessories and equipment are our only planned source of revenue, we will rely on independent manufacturers as sources for these products. ^ In the event that our supplies of these products are interrupted, we would be required to find other sources, or we would be unable to continue operations. Our failure to develop other relationships with manufacturers will significantly affect our ability to generate revenues.

(material omitted)

Because hunting and fishing are seasonal activities, our profitability may vary depending on the weather and the particular season.

Purchases of our proposed products from either sport show displays or from our proposed website may be highly seasonal and in many instances may be dependent on weather conditions, which may in turn cause our financial results to vary from quarter to quarter. Hunting and fishing, along with other outdoor recreational activities are affected by weather changes, periods of drought or severe temperatures, rain and snow, and as well as by the seasonal availability of game and fish. We believe that hunting and fishing activities generally increase in the warmer months of summer and spring and decrease during the colder months of winter and fall. We believe that our operating results may improve during the peak months of fishing and hunting activity. State or regional regulations governing hunting or fishing seasons will also affect traffic on our website and the purchase of our proposed products. Additionally, revenue projections will be difficult given the general unpredictability of weather. For instance, a particularly harsh winter could discourage even the most devoted outdoorsman, thus leading to less need for the products we sell. In addition, a particularly hot summer could discourage outdoor activity as well.

Our website must successfully compete with other sources of hunting and fishing related goods in order for us to succeed; as a result, if we are not able to compete with other sources of hunting and fishing products, our ability to earn revenues will likely be harmed.

The online hunting and fishing related product market is intensely competitive and we will face direct competition from traditional and other online sources of these products, including brick and mortar stores which advertise in magazines and on television programs devoted to outdoors enthusiasts, in addition to websites which offer similar products. Our competitors will include Big 5 Sporting Goods, Oshman's, Reeds Sporting Goods, Quantum Fishing, and Beaver Flick Tackle Co., and other specialized or discount sporting goods stores that promote their goods on the Internet, as well as general shopping sites such as Yahoo!, Amazonsports.com, and specialized sites, such as Dickssportinggoods.com, beOutdoors.com, RutandStrut.com, Sportfishtackle.com, and Basspro.com, which are all other sources of these types of products.

(material omitted)

If we cannot successfully develop and implement our proposed website, we may not be able to operate profitably.

We believe that we need a well designed website to operate our business and to successfully implement our growth strategy. Our proposed systems include integrated merchandising, point of sale, warehouse and financial systems. We are in the process developing our website. If we experience problems with the development and operation of our site, we may incur significant costs and interruptions to our business, which could harm our ability to operate profitably. We cannot give assurances that our website will operate successfully or as planned. Failure to smoothly implement our website and its associated features could impair our ability to track key customer data, order inventory, control our costs and could otherwise impair our operations and ability to generate revenues.

We may be liable for products that we sell. Any claims or adverse judgments against us may reduce our financial resources or hinder our reputation.

We face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources. We currently do not carry any general liability insurance, although we plan to purchase a suitable general liability policy to cover our operations as we expand. We believe that a typical general liability insurance policy provides the insurance protection needed to pay damages (bodily injury or property damage) for which the insured is legally responsible, including any work performed or products provided by the insured or by subcontractors or suppliers working on behalf of the insured. Manufacturers and distributors of fishing and hunting related equipment, including rods, reels, hooks and lures, along with guns, ammunition, decoys, camouflage items and associated products have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business. A significant diversion of funds away from advancing our business would harm our ability to raise revenue.

Our auditors have described our ability to continue operations as a "going concern." Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain revenues from products we plan to sell, but there is no guarantee we will be able to generate sufficient revenues in the manner we project. We also hope to raise sufficient funds through this offering to pay certain development and marketing costs. If we are not able to raise sufficient funds from this offering or if we are unable to generate sufficient sales and profits, we may seek to raise additional funds to meet our working capital needs principally through loans. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Because our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.

Our officers and directors currently do not work full time on our business, but anticipate devoting significantly more hours if we begin generating significant revenues. Currently, our officers are full-time employees at the Tesoro Refinery located in Mandan, North Dakota. As such, they each are only able to devote approximately 10 hours per week on our business activities. We cannot guaranty that our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

Risks related to this offering:

Depending on the number of shares sold in this offering, our officers, directors and principal security holders could own a significant percentage of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders.

Our directors, officers and principal security holders beneficially own approximately 92.59% of our outstanding shares of common stock prior to the sale of any of the offered shares. The more offered shares that are sold, the lower percentage ownership. Depending on the number of offered shares sold, our officers, directors and principal shareholders could continue to own a large percentage of our total issued and outstanding stock. See the ownership chart on page 14 of this prospectus for more detail. Such concentrated control of the company may adversely affect the price of our common stock. Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.


Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. ^ The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to ^ disclose the nature and level of risks in the penny stock market, ^ provide current bid and offer quotations for the penny stock, disclose details regarding the involvement or interest the broker-dealer has in the transaction, including holdings by other customers, and make certain suitability determinations for new purchasers. ^ Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

There is no current market value for shares of our common stock and we arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

Currently, our shareholders' equity is a negative number (as of June 30, 2002, it was negative $4,352), and the book value of our common stock is zero. As such, the offering price of the shares of our common stock has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.


We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. ^

We may not realize sufficient proceeds from this offering to implement our business plan because we are offering shares in a direct public offering, rather then using the experience of a broker-dealer.

We are offering shares in a self-underwritten offering directly to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a broker-dealer, even though a broker-dealer may have more experience, resources or contacts to more effectively sell shares. A delay in the sale of the shares in this offering could cause us a similar delay in implementing our business plan.

Forward Looking Statements
--------------------------
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------
We will receive up to $500,000 if all of the shares of common stock offered by us at $0.025 per share are purchased. We cannot guaranty that we will sell any or all of the shares we are offering for sale. We estimate that our proceeds will be used in the following manner:


================================= ================== =================== ===================== ====================================
Offered Shares Sold               Offering Proceeds     Approximate       Total Net Offering       Principal Uses of Net Proceeds
                                                     Offering Expenses         Proceeds
--------------------------------- ------------------ ------------------- --------------------- ------------------------------------
                                                                                               Website Development:  $ 10,000
                                                                                               Inventory:            $ 39,500
                                                                                               Marketing Expenses:   $ 19,804
     5,000,000 shares (25%)           $125,000            $16,196              $108,804        Working Capital:      $ 39,500
--------------------------------- ------------------ ------------------- --------------------- ------------------------------------
                                                                                               Website Development:  $ 10,000
                                                                                               Inventory:            $ 85,000
                                                                                               Marketing Expenses:   $ 39,804
    10,000,000 shares (50%)           $250,000            $16,196              $233,804        Working Capital:      $ 99,000
--------------------------------- ------------------ ------------------- --------------------- ------------------------------------
                                                                                               Website Development:  $ 23,794
                                                                                               Inventory:            $125,750
                                                                                               Marketing Expenses:   $ 58,510
    15,000,000 shares (75%)           $375,000            $16,196              $358,804        Working Capital:      $150,750
--------------------------------- ------------------ ------------------- --------------------- ------------------------------------
                                                                                               Website Development:  $ 25,804
                                                                                               Inventory:            $170,000
                                                                                               Marketing Expenses:   $ 90,000
    20,000,000 shares (100%)          $500,000            $16,196              $483,804        Working Capital:      $198,000
--------------------------------- ------------------ ------------------- --------------------- ------------------------------------
================================= ================== =================== ===================== ====================================

The order of priority for the uses of proceeds is as follows: website development, marketing expenses, inventory and working capital. Working capital will be used to pay general administrative expenses including legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to increase the level of our operations and marketing activities. Marketing expenses include costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also include development, preparation and printing of marketing materials, such as brochures and catalogs. If the offering proceeds are insufficient to pay our offering expenses, our president has agreed to loan the funds necessary to cover these expenses. We plan to execute a promissory note to evidence the debt. Should this be necessary, we anticipate that the note will be a promissory note payable with simple interest at 10% per year, and maturing two years after the date of the note. For our initial operating capital, we borrowed $5,000 from Clay Koenig, a related party. On October 11, 2001, we executed a promissory note for that amount, which bears annual interest of 10%. The principal and annual interest are payable in a lump sum on the maturity date of October 11, 2003. We do not anticipate using offering proceeds to retire the note to Mr. Koenig. However, our board of directors has the discretion to use offering proceeds to retire the note if such payment is in the best interests of the company and its shareholders.

Determination of Offering Price
-------------------------------
Factors Used to Determine Share Price. The offering price of the 20,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 20,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The tables set forth below assume that 100%, 50% and 25% ^ shares of common stock will be sold.

========================================================================================================================
                               Shares Issued for 100% of                     Total Consideration              Price
                                     Offering Sold                 -------------------------------------     Per Share
                         -----------------------------------------                                        --------------
                                Number               Percent             Amount             Percent
------------------------ ---------------------- ------------------ ------------------- ------------------ --------------
Founding Shareholders      2,700,000 Shares          11.89%              $2,700             00.54%             $0.001
------------------------ ---------------------- ------------------ ------------------- ------------------ --------------
Purchasers of Shares       20,000,000 Shares         88.11%             $500,000            99.46%             $0.025
======================== ====================== ================== =================== ================== ==============
Total                      22,700,000 Shares          100%              $502,700             100%
======================== ====================== ================== =================== ================== ==============

========================================================================================================================
                               Shares Issued for 50% of                     Total Consideration              Price
                                     Offering Sold                 -----------------------------------      Per Share
                         --------------------------------------                                        -----------------
                             Number               Percent             Amount             Percent
-------------------------------------------- ------------------ ------------------- ------------------ -----------------
Founding Shareholders      2,700,000 Shares         21.26%             $  2,700            1.07%              $0.001
-------------------------------------------- ------------------ ------------------- ------------------ -----------------
Purchasers of Shares      10,000,000 Shares         78.74%             $250,000            98.93%             $0.025
============================================ ================== =================== ================== =================
Total                     12,700,000 Shares          100%              $252,700             100%
============================================ ================== =================== ================== =================

========================================================================================================================
                                  Shares Issued for 25% of                   Total Consideration              Price
                                       Offering Sold                 --------------------------------------  Per Share
                           -----------------------------------------                                        ------------

                             Number               Percent             Amount             Percent
-------------------------- ---------------------- ------------------ ------------------- ------------------ ------------
Founding Shareholders        2,700,000 Shares          35.06%              $2,700              2.11%          $0.001
-------------------------- ---------------------- ------------------ ------------------- ------------------ ------------
Purchasers of Shares         5,000,000 Shares          64.94%             $125,000            97.98%          $0.025
========================== ====================== ================== =================== ================== ============
Total                        7,700,000 Shares           100%              $127,700             100%
========================== ====================== ================== =================== ================== ============
========================================================================================================================


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that ^ 100%, 50% and 25% of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.


----------------------------------------- ----------------------- ----------------------- -----------------------
                                             100% of offered      50% of offered shares   25% of offered shares
                                             shares are sold             are sold                are sold
----------------------------------------- ----------------------- ----------------------- -----------------------
Offering Price                               $0.025 per share        $0.025 per share        $0.025 per share
----------------------------------------- ----------------------- ----------------------- -----------------------
Net tangible book value at June 30, 2002     $0.00 per share         $0.00 per share         $0.00 per share
----------------------------------------- ----------------------- ----------------------- -----------------------
Net tangible book value after giving         $0.022 per share        $0.018 per share        $0.014 per share
effect to the offering
----------------------------------------- ----------------------- ----------------------- -----------------------
Per Share Dilution to New Investors          $0.003 per share        $0.007 per share        $0.011 per share
----------------------------------------- ----------------------- ----------------------- -----------------------
Percent Dilution to New Investors                  12%                     27%                     45%
----------------------------------------- ----------------------- ----------------------- -----------------------


Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 20,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 20,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser. The maximum number of shares we will sell is 20,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds required to be sold for this offering.

Clay Koenig, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Koenig is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Koenig is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Koenig will not be compensated for his participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Koenig is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Koenig will restrict his participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
     o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document; and
     o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following state: Nevada and Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
-----------------
There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

        ================== =========== ========================================
        Name                  Age      Position
        ------------------ ----------- ----------------------------------------
        Clay Koenig            40      president, treasurer, principal financial
                                       officer, principal accounting officer and
                                       a director
        ------------------ ----------- -----------------------------------------
        Franklin Buchholz      36      vice president, secretary and a director
        ------------------ ----------- -----------------------------------------
        Chad Renner            29      Director
        ================== =========== =========================================

Clay Koenig, 40. Mr. Koenig has been our president, treasurer, principal financial officer, principal accounting officer, and director since our inception. Mr. Koenig is responsible for the management of our day-to-day operations. Since 1989, Mr. Koenig has been employed by Tesoro Petroleum Refinery, formerly the B.P. Amoco Refinery, of Mandan, North Dakota. Mr. Koenig is an outside asset operator for the refinery, where he is responsible for maintenance and dependability of refinery process equipment. Mr. Koenig, who has participated in local walleye fishing tournaments since 1989, has earned three First Place wins and seven Top 10 finishes. As such, he brings his expertise and enthusiasm for the outdoors, particularly fishing, to our operations, and has knowledge of sport fishing equipment and products. Mr. Koenig will serve as our buyer and marketing executive for fishing tackle and accessories. Mr. Koenig is not an officer or director of any other company.


Franklin L. Buchholz, 36. Mr. Buchholz has been our vice president, secretary, and director since our inception. Since 1991, Mr. Franklin has been employed by Tesoro Petroleum Refinery, formerly the B.P. Amoco Refinery, of Mandan, North Dakota as an optimization board operator. Mr. Buchholz's duties include operating a computerized control board, which oversees the flow of oil products in various stages of refinement throughout the refinery. During the mid 1980's Mr. Buchholz worked at Dave Cooks Sporting Goods selling outdoor sports equipment, including fishing tackle and supplies. Over the years, Mr. Buchholz's enthusiasm for the outdoors, in general, and fishing, in particular, have given him insight into the fishing industry. Mr. Buchholz is not an officer or director of any other company.

Chad Renner, 29, has been a one of our directors since inception. From September 2000 to the present, Mr. Renner has worked as a sales representative for Eide Ford of Bismarck, North Dakota; his responsibilities include the retail sale of vehicles and customer service. Mr. Renner is an avid outdoorsman and sportsman, whose activities include wresting and fishing. Mr. Renner graduated from Oregon State University in 1996 with a degree in Liberal Arts. In 1997 he was the strength coach for Oregon State University's wrestling team. In 1998, Mr. Renner moved to Atlanta, Georgia and was the head assistant coach for the Georgia State wrestling team. In 1999-2000, he was the assistant coach for the University of Tennessee Chattanooga wrestling team. Mr. Renner is not an officer or director on any other company.

There is no family relationship between any of our officers and directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 18, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of       Amount and Nature of  Percent of Class   Percent of     Percent of        Percent of
                Beneficial Owner          Beneficial Owner      if no shares are   Class if       Class if          Class if
                                                                sold               20,000,000     10,000,000        5,000,000
                                                                                   shares are     shares are        shares are
                                                                                   sold           sold              sold
--------------- ------------------------- ---------------------------------------- -------------- ----------------- ---------------
Common Stock    Clay Koenig               1,000,000 shares,
                2390 Crocus Dr. N         president, treasurer,      37.04%            4.41%           7.87%            12.99%
                Mandan, North Dakota,     director
                58554

Common Stock    Franklin Buchholz         1,000,000 shares,
                1841 Woodmoor Pl.         vice president,            37.04%            4.41%           7.87%            12.99%
                Bismarck, North Dakota,   secretary, director
                58501

Common Stock    Chad Renner               500,000 shares,
                3014 Homestead Dr.        director                   18.52%            2.20%           3.94%             6.49%
                Bismarck, North Dakota,
                58503

Common Stock    All directors and named
                executive officers as a   2,500,000 shares           92.59%           11.01%          19.69%            32.47%
                group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 25,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of October 18, 2002, a total of 2,700,000 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o Acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
     o The payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders. Article V of our Bylaws provides for, under certain circumstances, the indemnification of our officers and directors.

Indemnification Agreements. We anticipate we will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. In June 2001, we issued 1,000,000 shares of our common stock to Clay Koenig, our president, treasurer and one of our directors, in exchange for founders' services valued at $1,000, including arranging for our incorporation and formulation of our business plan. We also issued 1,000,000 shares of our common stock to Franklin Buchholz, our vice president, secretary and one of our directors, in exchange for founders' services valued at $1,000, including formulating our business plan and identifying potential products and suppliers. We also issued ^ 500,000 shares of our common stock to Chad Renner in exchange for founders' services valued at $500, which included conceptualizing the role and format of our website and formulating our planned sport show presence. ^ In June 2001, we also issued 100,000 shares of our common stock to Todd Wetsch in exchange for founders' services valued at $100, which included assisting in formulating our business plan. In June 2001, we issued 100,000 shares of our common stock to Brian Taix in exchange for founders' services valued at $100, which included due diligence related to the feasibility of our business and marketing objectives prior to our formation.


Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on June 5, 2001.

Our Business. We are a development stage company. Prior to establishing our proposed website, our principal business activities will include the distribution and sale of hunting and fishing products at discounted prices to customers who attend sport shows. We believe that we can sell at discounted prices because we anticipate the volume of sales from our website and from our trade show booth will allow us to sell at those prices. Based on our research, we believe that if we can establish a sufficient volume of sales, we will be able to obtain the best wholesale prices which will allow us to pass the savings to our customers. Moreover, we believe that selling products over the Internet allows us to keep our overhead low and, as a result, allows us to pass savings to our customers. We anticipate that we will design and develop a website that will showcase fishing and hunting products. We also intend to establish a physical presence at local and regional sport shows attended by anglers and hunters of the upper Midwest. We also anticipate that our website will provide connecting links to other websites which offer customers access to fishing reports, fishing articles, pro tips, and hunting information. For example, we have already agreed to provide Internet shopping cart services to Fishingbuddy.com, an outdoor-related website. This website features fishing and hunting information and a unique product showcase. We anticipate that the following components of our business plan will have the estimated costs as indicated:

     o   Hiring a webmaster and/or computer staff to develop our website:
         $10,000;
     o Registering our website with major search engines to place our site at or near the top of search results: $7,500;
     o Acquiring a state-of-art mobile booth that will be capable of visiting area sport shows: $18,000 for labor and materials;
     o Establishing our corporate headquarters and hiring additional marketing and sales staff: We anticipate allocating between $39,500 and $198,000 for working capital, which will help establish our corporate headquarters and hire additional sales staff, and anticipate allocating between $19,804 and $90,000 for marketing expenses and staff, depending on our level of funding and operations;
     o Reserving sufficient inventory: We anticipate allocating between $39,500 and $170,000 for inventory depending on the funds raised in this offering;
     o   Carrying adequate insurance coverage; $2,500 - $3,000.

Our Products. We intend to market a wide range of fishing and hunting products manufactured by third party suppliers. We also anticipate offering these types of products for sale in pre-packaged kits, in combinations and quantities that we believe will be popular with anglers and hunting enthusiasts. We plan to offer these products at discounted prices. Some of the products that we anticipate will be part of our product line include the following:

  -------------------------------- ---------------------------------------------
            Supplier                                     Product
  -------------------------------- ---------------------------------------------
  Hagens, Inc.                     Terminal tackle components, available in
                                   bulk quantities
  -------------------------------- ---------------------------------------------
  Plano Molding                    Compartment tackle boxes, which we
                                   anticipate using to create variety kits
  -------------------------------- ---------------------------------------------
  Scenic Rod and Tackle            Jigs, jigging spoons, and metal cut
                                   products such as trolling and casting spoons
  -------------------------------- ---------------------------------------------
  Gopher Tackle Manufacturing Co.  Various original creations and baits for the bass market
  -------------------------------- ---------------------------------------------


We do not have any written agreements with the aforementioned suppliers nor have any substantive negotiations taken place. Because we do not have any written agreements with any suppliers of the products we plan to sell, no supplier has any obligation to provide us with products. Moreover, suppliers may terminate their informal relationships with us at any time. In the event that suppliers terminate their relationships with us, we will not be able to offer our proposed products until we establish new relationships with other such providers. We cannot guaranty that we will be able to obtain our products from alternative suppliers. Failure to obtain our products from alternative sources will significantly hinder our ability to generate revenues. We anticipate that substantive negotiations will take place as soon as we are able to raise sufficient working capital. We also intend to continually seek new product suppliers, based on the wholesale pricing that would be available to us. We intend to compete on price and provide a full array of hunting and angling related products and accessories.


We believe that hunting and angling enthusiasts often have favorite products that they routinely purchase. We will strive to provide those enthusiasts with competitive prices. We also believe our prospective customers would be interested in purchasing some products in combination with related goods and accessories. Additionally, we believe these sports enthusiasts are frequently in search of new and improved methods, equipment, and locations to increase their odds of success. If we are not capable of providing visitors to our website with such information, we plan to establish links to other websites which can provide such information.

Our Industry. We believe that outdoor activities, especially fishing and hunting, have become a priority with individuals who enjoy spending time outdoors with friends and family. According to the 1996 National Fishing, Hunting, and Wildlife-Associated Recreation Survey, almost 40 million persons fished and hunted in 1996. That survey also explained that there was $72 billion spent on food, lodging, transportation, equipment, and other expenses related to fishing and hunting. We believe that a company that provides quality products at reasonable prices will be positioned to profit in the hunting and fishing accessories marketplace. We plan to provide quality products at reasonable prices.

Also, we believe that the Internet has substantial market potential as a sales medium for our proposed products. For example, according to BizRate's first quarter 2000 Consumer Online(TM) Report, Internet retail sales in the first quarter of 2000 increased by 12 percent over the prior quarter, and actual orders increased by 6 percent.

Further, we expect the sport show environment to be a potentially profitable venue for generating sales. We believe that sport shows are well attended by both vendors and consumers. We believe that sports shows allow vendors to save time in selling products to a targeted audience while enabling consumers to see and touch a broad selection of products and displays, gather information about new products, make purchases at a discount, socialize with like-minded enthusiasts, and attend a variety of seminars and hands-on demonstrations all in one location. We believe that we can capitalize on the popularity of sports shows to sell our proposed products.


The industry market data contained in this section and throughout the prospectus has been taken from various industry publications, and the reliability of this data cannot be assured. Market data and information used throughout this prospectus was also obtained from internal company surveys and industry publications. Industry publications generally state that the information contained in these publications has been obtained from sources believed to be reliable, but that its accuracy and completeness is not guaranteed. Although we believe market data used in this prospectus to be reliable, it has not been independently verified. Similarly, internal company surveys, which we believe to be reliable, have not been verified by any independent sources.


Our Target Markets and Marketing Strategy. We will primarily market our products to individuals who are fishing and hunting enthusiasts. Specifically, we plan to promote our products and attract consumers and businesses through our proposed website. We also intend to establish tradeshow booths at local sports shows.

We intend to initially market our products in the sport show environment because we believe sport shows allow product manufacturers, industry professionals, sport enthusiasts, and vendors of fishing and hunting products to meet in one physical location. In addition, we believe that sport show sponsors typically spend significant funds and time promoting and advertising upcoming shows. Those expenditures of funds and time could potentially generate large attendance numbers at the shows. Such shows typically last for three to four days. Our marketing initiatives will include:

     o utilizing direct response print advertisements placed primarily in sport show programs;
     o   links to related websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail; and
     o establishing a presence at sport show events for fishing and hunting enthusiasts.

Also, because we believe a large portion of our revenues will come from our proposed website, we expect to base our marketing strategy on programs designed to show profitability as quickly as possible to build credibility with customers, advertisers and trade show promoters. We believe that one of the ways to do that is to maximize our proposed website's effectiveness by ensuring the materials and products attract our "ideal visitor," that is, the person who will become a repeat customer over a period of time. We believe that these individuals will be hunters and anglers looking for quality merchandise at discounted prices.


Our Proposed Tradeshow Booth. We plan to sell our products and packaged product kits using a portable tradeshow booth that can be used at area sport shows, beginning with shows in the Bismarck-Mandan region of North Dakota. We expect to use the booth to showcase our products, provide information and assistance to outdoors enthusiasts attending such sport shows. We expect to contract with a trade show booth firm to provide us with a state-of-the-art mobile booth that will be easily transportable to area shows. We plan to have the booth constructed to serve several customers simultaneously, feature a designated area for special give-aways and promotions designed to attract customers to the booth. We expect that these promotions will feature fishing or hunting hands-on activity for customers, uniforms for the marketing staff, and drawings sponsored by product manufacturers. We anticipate generating a portion of our revenues from booth sales at area shows. We have not yet entered into a contract for the construction of our proposed booth.

Our Proposed Website. We anticipate that our website will be developed by the webmaster and computer staff we intend to hire. We intend to design a website which provides prospective customers with a complete listing of our available products, as well as pages dedicated to relevant topics of interest to people who engage in angling and hunting activities. Specifically, we plan to feature product information, 24-hour product ordering capability, including credit card purchases. Our proposed website will also allow customers to check the status of their orders. We also plan to design our website to feature articles and tips, fishing reports and hunting information, along with links to related websites of interest to our customers. Our website is currently being developed and no webpages have yet been deployed. However, we have purchased a website package that includes the reservation of a domain name and the capability to process orders through a merchant account. We purchased this website package from Yahoo! Storefront. We anticipate that our website will be fully functional by the end of November 2002. After the website is operational, we hope to expand the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

The Internet as an informational and shopping medium is relatively new and rapidly evolving, and it is uncertain whether the Internet will achieve and sustain high levels of demand and market acceptance, particularly with respect to the purchase of products related to fishing and hunting activities. Our success will depend to a substantial extent on the willingness of consumers to increase their use of online services as a method to purchase such goods. Our success will depend upon the acceptance of our online service as a significant means to market and sell outdoor products. Moreover, our growth will depend on the extent to which an increasing number of consumers own or have access to personal computers or other systems that can access the Internet. If e-commerce or Internet-generated sales of fishing and hunting related products and accessories does not achieve high levels of demand and market acceptance, our business may fail.

We anticipate that we will house all of the data stored on our website on equipment that we own or that our Internet service provider operates on our behalf. We have not yet contracted with any Internet service provider for hosting services and providing bandwidth. A malfunction, interruption or loss of any of these services to our proposed website could result in damage to or loss of our users' data and interrupt our services. Our revenues could decline and we could lose existing or potential subscribers of our services if they are not able to access their stored data, or if our website does not perform to our users' satisfaction. Moreover, if first-time users are unable to access our website because of interference, they may never return and our reputation will suffer. If existing customers are not able to access our proposed website or there are prolonged interruptions in our services, even existing customers may not return to our proposed website. Any network interruptions or problems with our website could:

     o   prevent subscribers from accessing data stored on our website;
     o   reduce the number of new users we register;
     o   cause subscriber dissatisfaction; or
     o   damage our reputation.

A technical failure at any Internet service provider we may use may cause our website to be unavailable to Internet users over an extended period. Moreover, an outage may result from a failure of certain storage equipment, technical support provided by a third party supplier, fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes or other similar events. For example, our primary data center will be located in North Dakota, a region subject to severe weather. Severe cold could shut down services for an extended period of time. Furthermore, if we employ servers, they will be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption could impair our ability to generate revenues from our website.


Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to promote our brand name and to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o   these agreements will not be breached;
     o   we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights


Insurance. We currently do not carry any type of general liability insurance. However, when we believe our operations have expanded to the point that such insurance would be necessary, we anticipate obtaining a policy that will provide adequate coverage. We anticipate that the cost of this type of insurance would be between $2,500 and $3,000 annually.

Competition. The market for hunting and fishing accessories and equipment is highly fragmented and competitive. In order to compete effectively in this industry, a company must provide a wide range of quality services and products at a reasonable cost. We will seek to distinguish ourselves by offering personalized tips and information to new and experienced outdoors enthusiasts, along with a wide array of products and equipment. Although we are a new entrant into this market with a short operating history and limited resources, we believe we will have a competitive advantage because our website will feature links to information of interest to our customers, such as fishing reports, fishing articles, pro tips, and hunting information, which we hope will draw visitors to our site. We believe that selling our products by means of our proposed website is a cost-effective method of operating as the overhead will be relatively low, allowing us to pass our operational savings on to our consumers in the form of competitive prices. Additionally, we believe that we will have a competitive advantage because the trade show booth method of selling products will allow us to sell with a lower overhead than traditional "brick and mortar" companies which must maintain a physical storefront. Because we will focus our efforts on selling at these sports shows, rather than maintaining a storefront location, we believe we can operate with lower expenses, allowing us to sell at a discount, compared to traditional stores.

We anticipate we will compete with traditional "brick and mortar" providers of outdoors and sports products. Also, once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. In marketing our products, we will likely compete with national and international manufacturers and retailers of hunting and fishing equipment and accessories, many of which operate websites similar to ours. Some of these are Reeds Sporting Goods, Quantum Fishing, and Beaver Flick Tackle Co. We will also compete with sporting goods retailers such as Big 5, Oshman's, and other specialized or discount sporting goods stores as well as other independent and exhibitors at sport shows. We will also compete with other general merchandise and specialty retailers, in addition to Internet retailers, such as Yahoo!, Amazonsports.com, and specialized sites, such as Dickssportinggoods.com, beOutdoors.com, RutandStrut.com, Sportfishtackle.com, and Basspro.com. Because technological barriers to entry are extremely low, additional competitors on the Internet may enter our market. As a result, we must provide our users with value added products and combinations of products that are quality-orientated, innovative and cost-competitive. In order to remain competitive, we may need to promote our products by means of sample give-aways which could force us to expend additional resources. We will also need to expand our products and develop unique sources of revenue including updating our website and finding innovative ways of attracting users to our website. If we cannot compete with other sources of similar products, our ability to earn revenues will suffer.


Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer services not provided by us. Many may also have greater name recognition. Our larger competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for health and fitness products and equipment. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our angling related product sales activities are not subject to licensing or other regulatory requirements, though purchasers of our products may be required to obtain hunting or fishing licenses or permits.

Also, online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad.

Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our memberships or web-based advertising, increase operating costs and otherwise harm our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.
We might also be subject to regulation not specifically related to the Internet, such as laws affecting the telecommunications industry. For example, several telecommunications carriers have asked the FCC to regulate transmissions over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our margins could be negatively impacted.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We do not anticipate conducting any research or development activities in the near future.


Employees. As of October 18, 2002, we had no employees, other than our officers. We anticipate that we will not hire any additional employees in the next six months unless we generate significant revenues.

Facilities. Our executive, administrative and operating offices are located at 2390 Crocus Dr. N., Mandan, N.D. 58554. We do not own our offices. Clay Koenig, our president, treasurer and one of our directors, currently provides office space to us at no charge. Our office space is a room measuring 168 square feet in Mr. Koenig's residence; he also provides storage space in his residence for our supplies and any inventory we may maintain. We do not have a written lease or sublease agreement and Clay Koenig does not expect to be paid or reimbursed for providing office facilities. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.


Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the period from inception on June 5, 2001 to December 31, 2001.
-------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $1,670 as at December 31, 2001. Our monthly burn rate is between $100 and $150 per month, which covers our monthly website and telephone fees. At December 31, 2001, our total assets were $1,670 and our total liabilities were $5,134. Our total liabilities included $5,000 in long term liabilities. For our initial operating capital, we borrowed $5,000 from Clay Koenig, a related party. On October 11, 2001, we executed a promissory note for that amount, which bears annual interest of 10%. The principal and annual interest are payable in a lump sum^ no later than October 11, 2003. We expect to pay the loan out of revenue we hope to generate. If we are not able to pay the loan by the due date, we plan on requesting an extension of the due date.

Results of Operations. We have not yet realized any revenue from operations. Our expenses as of December 31, 2001 were approximately $6,164 which consisted primarily of consulting services of $2,700, interest expense of $134 and operating expenses of $3,330. From our inception on June 5, 2001 to December 31, 2001, our net loss was $6,164.


For the six-month period ended June 30, 2002.
---------------------------------------------

Liquidity and Capital Resources. We had cash of $1,030 as at June 30, 2002. Our monthly burn rate is between $100 and $150 per month, which covers our monthly website and telephone fees. At June 30, 2002, our total assets were $1,030 and our total liabilities were $5,382 total liabilities included $5,000 in long term liabilities. At June 30, 2002, our liabilities exceeded our assets by $4,352.

Results of Operations. We have not yet realized any revenue from operations. Our expenses for the six month period ended June 30, 2002 were approximately $888 which consisted primarily of interest expense of $186 and operating expenses of $702. From our inception on June 5, 2001 to June 30, 2002, our net loss was $7,052.


Our Plan of Operation for the Next Twelve Months. To implement our business plan during the next twelve months, we will need to establish our corporate headquarters and hire additional staff, so that we can begin marketing and selling our products and product combination kits in the Bismarck region of North Dakota. We will also need to complete the development of our website so that we can establish an Internet presence. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities, website development and for working capital.

In order to continue as a going concern and to continue implementing our business objectives, we believe that we will need at least $25,000 from this offering. Our rate of growth and time period within which we are able to fully implement our business plan will depend on the amount of proceeds we realize from this offering. Over the next twelve months, we intend to proceed simultaneously with the following steps:

------------------------------------------------  ------------------------------------------- --------------------------------------
Step Needed                                       Timing                                      Manner of accomplishing
------------------------------------------------  ------------------------------------------- --------------------------------------
(1) Establish our internet presence by means      As soon as funds raised are available for   Finalize the design and content of web
of our proposed website                           our use                                     pages to be deployed on our website;
                                                                                              deploying our website
------------------------------------------------  ------------------------------------------- --------------------------------------
(2) Establish our sport show presence by means    As soon as funds raised are
available for Approve the design of a trade show  booth, of our proposed trade show booth our use purchase the trade show booth
------------------------------------------------  ------------------------------------------- --------------------------------------


Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to generate revenues.


Assuming only 25% of the offered shares are sold, we will realize approximately $104,804 in net proceeds. We estimate that we will use $39,500 for working capital. Working capital will be used to fund the design and purchase of our sport show booth, which will in turn enable us to attend local area sport shows. We intend to use $19,804 for marketing expenses. We expect to use $10,000 to deploy the initial version of our website and use $39,500 to purchase inventory of products for sale.

Assuming only 50% of the offered shares are sold, we will realize approximately $233,804 in net proceeds. We anticipate that with this amount, we will be able to complete steps listed at 25% and also engage in the following: expend additional resources on marketing (totaling $39,804) and inventory (totaling $85,000), and attend more sport shows (utilizing our working capital totaling $150,750, to purchase an additional trade show booth and stocking it with that additional inventory).

If 75% of the offered shares are sold, we will realize approximately $358,804 in net proceeds. We then expect to accomplish the steps listed previously, and in addition, devote $150,750 to working capital to increase the number of shows we attend; engage in additional marketing campaigns ($58,510); and add features to our website ($25,804); and increase our inventory ($125,750).

We believe that if we receive 100% of the funding from the offering, we will be able to implement all aspects of our business plan in a timely fashion. Assuming we raise 100% of the offering, we anticipate devoting the net proceeds of $483,804 as follows: $25,804 toward full development of our website and associate features, links and pages; $90,000 toward marketing; $170,000 toward inventory; and $198,000 toward working capital. We also plan to establish a new corporate headquarters. Our corporate headquarters would include office space larger than the 168 square feet we presently occupy, and some warehouse capability, depending on our growth and volume of inventory. This facility would serve as the workspace for our staff. However, we have not yet decided whether we will house a large volume of inventory, or merely operate by means of drop shippers. If we operated by means of drop shippers, we would act merely as an intermediary between customer and supplier, directing the shipments to our customers without housing the inventory ourselves.

We had cash of $1,030 at June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements through at least December 2002. We base this opinion on the following: our monthly burn rate is between $100 and $150 per month, which covers our monthly website fees and telephone expenses. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations in addition to the funds raised in this offering, although we have not made any efforts to obtain additional capital. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.

We are not currently conducting any research and development activities, other than the development of our proposed website. We anticipate that we will spend additional funds on the development of our website in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors.

Description of Property
-----------------------
Property held by us. As of the date specified in the following table, we held the following property:


        ============= ========================= =========================
        Property       December 31, 2001           June 30, 2002
        ------------- ------------------------- -------------------------
        Cash                 $1,670                    $1,030
        ============= ========================= =========================


Our facilities. Our executive, administrative and operating offices are located at 2390 Crocus Dr. N, Mandan, North Dakota 58554. Clay Koenig, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement with Mr. Koenig and we do not believe that Mr. Koenig expects to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------
Clay Koenig, our president, treasurer and one of our directors, currently provides office space to us at no charge. Mr. Koenig does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Koenig. However, we anticipate that Mr. Koenig will continue to provide office space to us at no charge.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o   disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o   obtain disinterested directors' consent; and
     o   obtain shareholder consent where required.

In addition, all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us that those that can be obtained from unaffiliated third parties.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------
Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of October 18, 2002, there were five record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o   a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o   the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------
Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the year ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

====================================== ========== ============ ============= ====================== =====================
Name and Principal Position              Year       Annual      Bonus ($)        Other Annual            All Other
                                                  Salary ($)                   Compensation ($)         Compensation
-------------------------------------- ---------- ------------ ------------- ---------------------- ---------------------
Clay Koenig - president, treasurer       2002        None          None              None                   None
-------------------------------------- ---------- ------------ ------------- ---------------------- ---------------------
Franklin Buchholz - vice president,      2002        None          None              None                   None
secretary
====================================== ========== ============ ============= ====================== =====================


Compensation of Directors. Our directors who are not also officers do not receive^ compensation for their service on our Board of Directors.

Compensation of Officers. As of October 18, 2002, our officers have not received any compensation for their services provided to us. We anticipate that our officers will not receive any compensation for their services unless we generate significant revenues.


Employment Contracts. We anticipate that we will enter into employment agreements with Clay Koenig, our president and treasurer, and Franklin Buchholz, our vice president and secretary, although we do not know the terms of those proposed agreements.

Financial Statements
--------------------



                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
-----------------------------
As used herein, the term "Company" refers to Sports Show Promotions Inc. Inc. unless otherwise indicated. Consolidated unaudited interim financial statements including a balance sheet for the Company as of the quarter ended June 30, 2002, statement of operations, and statement of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached as Pages 3 through 5 and are incorporated herein by this reference.


                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet


                                   A S S E T S
                                   -----------
                                                                         June 30             December 31
                                                                    ------------------   ------------------
Current Assets                                                             2002                 2001
                                                                    ------------------   ------------------
      Cash                                                          $           1,030    $           1,670

                                                                    ------------------   ------------------
             Total Current Assets                                               1,030                1,670



             Total Assets                                                       1,030                1,670
                                                                    ==================   ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
      Accrued Interest                                                            382                  134
                                                                    ------------------   ------------------

             Total Current Liabilities

Long-Term Liabilities
      Note Payable                                                              5,000                5,000
                                                                    ------------------   ------------------
             Total Long-Term Liabilities                                        5,000                5,000

             Total Liabilities                                                  5,382                5,134

      Commitments and Contingencies                                                                      -


                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -
  10,000,000 authorized shares, par value $.001
  no shares issued and outstanding
Common Stock                                                                    2,700                2,700
  25,000,000 authorized shares, par value $.001
   2,700,000 shares issued and outstanding
Additional Paid-in-Capital                                                          -                    -
Accumulated Deficit                                                            (7,052)              (6,164)
                                                                    ------------------   ------------------

             Total Stockholders' Equity (Deficit)                              (4,352)              (3,464)
                                                                    ------------------   ------------------

             Total Liabilities and Stockholders' Equity             $           1,030    $           1,670
                                                                    ==================   ==================







                  The accompanying notes are intergral part of
                     the consolidated financial statements

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                            ------------------------------------------------  -------------------
                                                              For the Three month      For the Six month        From 06/05/01
                                                                 Period Ending           Period Ending            (Inception)
                                                                    June 30                 June 30               to June 30
                                                            ------------------------------------------------  -------------------
                                                                      2002                    2002                   2002
                                                            ------------------------------------------------  -------------------

Revenues:
       Revenues                                             $                -          $           -           $          -
                                                            ------------------------------------------------  -------------------
            Total Revenues                                  $                -          $           -           $          -

Expenses:
       Consulting Services                                                                                             2,700
       Interest Expense                                                    186                    186                    320
       Operating Expenses                                                  225                    702                  4,032
                                                            ------------------------------------------------  -------------------
            Total Expenses                                                 411                    888                  7,052

            Net Income (Loss) from Operations               $             (411)         $        (888)          $     (7,052)


Provision for Income Taxes:

       Income Tax Benefit                                                    -                      -                      -
                                                            ------------------------------------------------  -------------------

            Net Income (Loss)                               $             (411)         $        (888)          $     (7,052)
                                                            ================================================  ===================


Basic and Diluted Loss Per Common Share                                  (0.00)                 (0.00)                 (0.00)
                                                            ------------------------------------------------  -------------------

Weighted Average number of Common Shares                              2,700,000              2,700,000             2,700,000
      used in per share calculations                        ================================================  ===================









                  The accompanying notes are intergral part of
                      the consolidated financial statements

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                                   ------------------------ -------------------------
                                                                        For the six              From 06/05/01
                                                                        Month Period               (Inception)
                                                                       Ending June 30              to June 30
                                                                   ------------------------ -------------------------
                                                                            2002                      2002
                                                                   ------------------------ -------------------------

Cash Flows from Operating Activities:
-------------------------------------
       Net Income (Loss)                                           $                  (888)    $              (7,052)

       Changes in operating assets and liabilities:
           Accrued Interest                                                            248                       382
           Stock Issued for Services                                                     -                     2,700
                                                                   ------------------------ -------------------------
               Total Adjustments                                                       248                     3,082
                                                                   ------------------------ -------------------------
Net Cash (Used in) Provided From  Operating Activities             $                  (640)    $              (3,970)

Cash Flows from Investing Activities:
-------------------------------------
       Capital Expenditures                                                              -                         -
                                                                   ------------------------ -------------------------
Net Cash Used in Investing Activities                              $                     -     $                   -
                                                                   ------------------------ -------------------------


Cash Flows from Financing Activities:
-------------------------------------
       Note Payable                                                                                            5,000
       Common Stock                                                                                                -
                                                                   ------------------------ -------------------------

Net Cash Provided for Financing Activities                         $                     -     $               5,000
                                                                   ------------------------ -------------------------

Net Increase (Decrease) in Cash                                    $                  (640)    $               1,030

Cash Balance,  Begin Period                                                          1,670                         -
                                                                   ------------------------ -------------------------

Cash Balance,  End Period                                          $                 1,030     $               1,030
                                                                   ======================== =========================


Supplemental Disclosures:
       Cash Paid for interest                                                                  $                   -
       Cash Paid for income taxes                                                              $                   -
       Stock Issued for Services                                                               $               2,700




                  The accompanying notes are intergral part of
                      the consolidated financial statements

                        Sports Show Promotions Inc. Inc.
                          Notes to Financial Statements


NOTE 1- BASIS OF PRESENTATION
-----------------------------

General
-------

The consolidated unaudited interim financial statements of the Company as of June 30, 2002 and for the three and six months ended June 30, 2002, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. The December 31, 2001 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2002, and the results of their operations for the three and six months ended June 30, 2002 and from inception to June 30 2002, and their cash flows for the six months ended June 30, 2002 and from inception to June 30, 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission

Organization
------------

Sport Show Promotions, Inc. ("the Company") was incorporated under the laws of the State of Nevada on June 5, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 35,000,000 authorized shares with a par value of $.001 per share with 10,000,000 shares designated as preferred shares and the balance as common shares. The Company has 2,700,000 common shares issued and outstanding as of June 30, 2002 and no preferred shares issued as of June 30, 2002. The fiscal year will be December 31.

                        Sports Show Promotions Inc., Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------

Accounting Method
-------------------------------------------------------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. The Company uses the completed contract method rather than the percentage of completion method of accounting for revenue because the difference is immaterial both on an annual and quarterly basis. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expensing the actual expenses on the completed job. The Company's jobs are consulting jobs and any recognition of losses are recognized in accordance with SFAS 5 which requires that losses are recognized when the loss is probable and can be reasonably estimated. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. The Company does not have any dilutive securities as of June 30, 2002.

Note 2  -  Common Stock
-----------------------

A total of 2,700,000 shares of common stock were issued at the organization of the Company. The stock was issued for services performed for the Company by its founders and the stock was valued at $2,700 because the Company has not started its operations and the stock is not trading. The Company has not issued any of its preferred stock as of June 30, 2002.

                        Sports Show Promotions Inc., Inc.
                          Notes to Financial Statements

Note 3 - Commitment and Contingencies
-------------------------------------

The Company has not recognized any commitments or contingencies at this time.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raises substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free


Note 4 - Subsequent Events
--------------------------

There are no subsequent events that warrant disclosure in these financial statements.

                           SPORT SHOW PROMOTIONS, INC.


                                December 31, 2001




















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

Board of Directors
Sport Show Promotions, Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Sport Show Promotions, Inc. ("Company") as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) June 5, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the period from (date of inception) June 5, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
January 27, 2002

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------
Current Assets
      Cash                                                          $           1,670
                                                                    ------------------
             Total Current Assets                                                                    1,670



             Total Assets                                                                $           1,670
                                                                                         ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
      Accrued Interest                                                            134
                                                                    ------------------

             Total Current Liabilities                                                                 134
                                                                                         ------------------

Long-Term Liabilities
      Note Payable                                                              5,000
                                                                    ------------------
             Total Long-Term Liabilities                                                             5,000
                                                                                         ------------------
             Total Liabilities                                                                       5,134

      Commitments and Contingencies                                                                      -

               S T O C K H O L D E R S ' E Q U I T Y
               -------------------------------------

Preferred Stock                                                                                          -
   10,000,000 authorized shares, par value $.001
   no shares issued and outstanding
Common Stock                                                                                         2,700
   25,000,000 authorized shares, par value $.001
    2,700,000 shares issued and outstanding
Additional Paid-in-Capital                                                                               -
Accumulated Deficit                                                                                 (6,164)
                                                                                         ------------------

             Total Stockholders' Equity (Deficit)                                                   (3,464)
                                                                                         ------------------

             Total Liabilities and Stockholders' Equity                                  $           1,670
                                                                                         ==================





The accompanying notes are integral part of consolidated financial statements.

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations



                                                           --------------------
                                                               From 06/05/01
                                                                (Inception)
                                                               to December 31
                                                           --------------------
                                                                   2001
                                                           --------------------

Revenues:
       Revenues                                            $                 -

                                                           --------------------
            Total Revenues                                 $                 -

Expenses:
       Consulting Services                                               2,700
       Interest Expense                                                    134
       Operating Expenses                                                3,330
                                                           --------------------

            Total Expenses                                               6,164

            Net Income (Loss) from Operations              $            (6,164)


Provision for Income Taxes:

       Income Tax Benefit                                                    -
                                                           --------------------

            Net Income (Loss)                              $            (6,164)
                                                           ====================


Basic and Diluted Loss Per Common Share                                  (0.00)
                                                           --------------------

Weighted Average number of Common Shares                             2,700,000
      used in per share calculations                       ====================







The accompanying notes are integral part of consolidated financial statements.

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity



                                                             $0.001            Paid-In           Accumulated        Stockholders'
                                            Shares          Par Value          Capital             Deficit             Equity
                                         -------------   -----------------  -----------------   -----------------  -----------------
Balance, June 5, 2001(Inception)                    -     $             -    $             -     $             -    $             -

 Stock Issuance for Services                2,700,000               2,700                  -                                  2,700

Net Income  (Loss)                                                                                        (6,164)            (6,164)
                                         -------------   -----------------  -----------------   -----------------  -----------------
Balance, December 31, 2001                  2,700,000               2,700                  -              (6,164)            (3,464)
                                         ===========================================================================================

                           Sport Show Promotions, Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                          ---------------------
                                                              From 06/05/01
                                                               (Inception)
                                                              to December 31
                                                          ---------------------
                                                                  2001
                                                          ---------------------

Cash Flows from Operating Activities:

       Net Income (Loss)                                  $             (6,164)

       Changes in operating assets and liabilities:
           Accrued Interest                                                134
           Stock Issued for Services                                     2,700

                                                          ---------------------
               Total Adjustments                                         2,834
                                                          ---------------------

Net Cash (Used in) Provided From  Operating Activities    $             (3,330)


Cash Flows from Investing Activities:

       Capital Expenditures                                                  -
                                                          ---------------------

Net Cash Used in Investing Activities                     $                  -
                                                          ---------------------


Cash Flows from Financing Activities:

       Note Payable                                                      5,000
       Common Stock                                                          -
                                                          ---------------------

Net Cash Provided for Financing Activities                $              5,000
                                                          ---------------------

Net Increase (Decrease) in Cash                           $              1,670

Cash Balance,  Begin Period                                                  -
                                                          ---------------------

Cash Balance,  End Period                                 $              1,670
                                                          =====================

Supplemental Disclosures
       Cash Paid for interest                             $                  -
       Cash Paid for income taxes                         $                  -
       Stock Issued for Services                          $              2,700







The accompanying notes are integral part of consolidated financial statements.

                           Sport Show Promotions, Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Sport Show Promotions, Inc. ("the Company") was incorporated under the laws of the State of Nevada on June 5, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 35,000,000 authorized shares with a par value of $.001 per share with 10,000,000 shares designated as preferred shares and the balance as common shares. The Company has 2,700,000 common shares issued and outstanding as of December 31, 2001 and no preferred shares issued as of December 31, 2001. The fiscal year will be December 31.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Sport Show Promotions, Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Accounting Method
------------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                           Sport Show Promotions, Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------

A total of 2,700,000 shares of common stock were issued at the organization of the Company. The stock was issued for services performed for the Company by its founders and the stock was valued at $2,700 because the Company has not started its operations and the stock is not trading. The Company has not issued any of its preferred stock as of December 31, 2001.

                           Sport Show Promotions, Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Note 6 - Note Payable
---------------------

An unrelated individual has loaned the Company $5,000 as operating capital. The note is dated October 11, 2001 and calls for an interest rate of 10% and matures on October 11, 2003. Interest will be accrued at the rate of 10% per annum on the outstanding principle until the note is paid in full. A total of $134 in interest has been accrued as of December 31, 2001.

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
---------------------------------------------------------------------------


In or around September 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from June 5, 2001, our date of formation, through December 31, 2001 and review our financial statements for the six-month period ended June 30, 2002.


There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------
The validity of the issuance of the shares of common stock we are offering has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from June 5, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.


Additional Information
----------------------
We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------
Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



Other Expenses of Issuance and Distribution
-------------------------------------------
We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                 $46.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately                $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately                $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately              $5,000.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------
There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


In June 2001, we issued 1,000,000 shares of our common stock to Clay Koenig our president, treasurer and one of our directors, for founders' services valued at $1,000. These services consisted of formulating our business plan and ensuring that all corporate formalities related to our incorporation were completed. We also issued 1,000,000 shares of our common stock to Franklin Buchholz, our vice president, secretary and one of our directors, for founders' services valued at $1,000. These services included formulation of our business plan and other activities related to our incorporation. We also issued 500,000 shares of our common stock to Chad Renner, one of our directors, for founders' services valued at $500. These services consisted of helping to formulate our business plan, as well as researching the potential for future website and tradeshow booth operations. At the time that Mr. Koenig, Mr. Buchholz and Mr. Renner were issued shares, they were accredited investors as they were officers and/or directors of the company. Additionally, we issued 100,000 shares of our common stock to Todd Wetsch for founders' services valued at $100. We also issued 100,000 shares of our common stock to Brian Taix, also for founders' services valued at $100. ^ The founders' services provided by Mr. Wetsch and Mr. Taix included activities related to our incorporation and formulation of our business plan, including our marketing plans. Mr. Wetsch and Mr. Taix were non-accredited investors who were provided with company specific information. In fact, Mr. Wetsch and Mr. Taix provided services related to the formulation of our business plan, specifically, researching potential markets and plans of operation. As such, Mr. Wetsch and Mr. Taix had access to all of the company's information, including, but not limited to, the company's plan of operation and financial information. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------
         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:


Exhibit No.
-----------
1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation*

3.2           Bylaws*

5.            Opinion Re: Legality*

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings**

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel*

*        Included in original Registration Statement filed on January 28, 2002

**       Included in Financial Statements


Undertakings
------------
A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Mandan, State of North Dakota, on October 18, 2002.

                                         Sport Show Promotions, Inc.,
                                         a Nevada corporation

                                         /s/ Clay Koenig
                                         --------------------------------------
                                         Clay Koenig

                                         principal executive officer, principal
                                         financial officer, principal accounting
                                         officer, president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Clay Koenig                                        October 18, 2002
----------------------------------------
Clay Koenig

principal executive officer, principal
financial officer, principal accounting
officer, president, treasurer, director



/s/ Clay Koenig                                        October 18, 2002
--------------------------------------------
Franklin Buchholz
^ vice president, secretary, director


/s/ Clay Koenig                                        October 18, 2002
--------------------------------------------
Chad Renner
director